BlackRock Multi-State Municipal Series Trust:

BlackRock New York Municipal Bond Fund

FILE #811-04375

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
12/14/2006	METROPOLITAN TRANS AUTHORITY NY	717,730,000	3,000,000

JPMorgan; Lehman Brothers; UBS Investment Bank; Bear, Stearns & Co. Inc.; Citigroup; A.G. Edwards; Banc of America Securities LLC; First Albany Capital Inc.; Loop Capital Markets, LLC; Merrill Lynch & Co.; Morgan Stanley; M.R. Beal & Company; Ramirez & Co., Inc.; Raymond James; RBC Capital Markets; Roosevelt & Cross, Incorporated; Siebert Brandford Shank & Co., LLC; Wachovia Bank, N.A.

1/26/2007	NY DORM AUTHORITY – NY HOSP MC QUEENS	188,740,000	2,000,000	Bear, Stearns & Co. Inc.; Goldman, Sachs & Co.; J.B. Hanauer & Company; Lehman Brothers; Merrill Lynch & Co.; M.R. Beal & Company; Raymond James & Associates
2/16/2007	PUETRO RICO COMMONWEALTH HIGHWAY & TRANSPORATION	2,184,860,553	400,000

Citigroup; Goldman, Sachs & Co.; RBC Capital Markets; Banc of America Securities LLC; BBVAPR MSD; JP Morgan; Lehman Brothers; Merrill Lynch & Co.; Morgan Stanley; Popular Securities; Raymond James & Associates, Inc.; Samuel A. Ramirez & Co.; Santander Securities; UBS Investment Bank; Wachovia Bank, National Association

3/01/2007	NEW YORK ST URBAN DEVELOPMENT CORP	356,750,000	3,750,000

Morgan Stanley; Bear, Stearns & Co. Inc.; Lehman Brothers; Merrill Lynch & Co.; Citigroup; Goldman, Sachs & Co.; UBS Investment Bank; First Albany Capital Inc.; JPMorgan; MR Beal; Raymond James & Associates; Ramirez & Co.; Roosevelt & Cross, Incorporated; AG Edwards & Sons; Jackson Securities; Banc of America Securities LLC; Siebert Brandford Shank

3/21/2007	NEW YORK CITY MUNICIPAL WATER FINANCE AUTHORITY	587,975,000	5,000,000

Siebert Brandford Shank & Co., LLC; First Albany Capital, Inc.; M.R. Beal & Company; Merrill Lynch & Co.; UBS Investment Bank; A.G. Edwards & Sons, Inc.; Banc of America Securities LLC; Bear, Stearns & Co. Inc.; Citigroup; Goldman, Sachs & Co.; JPMorgan; Lehman Brothers; Loop Capital Markets LLC; Morgan Stanley; Raymond James & Associates, Inc.; Wachovia Bank, National Association; Piper Jaffray; Prager, Sealy & Co., LLC; RBC Capital Markets; Roosevelt & Cross Incorporated